UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2013

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On July 22, 2013, the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Company”) approved an amendment to the American Express Senior Executive Severance Plan (the “Plan”).

As adopted, the amendment adds a pro-rated annual incentive award (“AIA”) covering the period of time an eligible executive is actively employed in the year in which severance commences. The pro-rated AIA would be payable at the time such bonuses are normally paid (typically the first quarter of the following year) and would be calculated based on the most recent bonus previously paid to the executive as of the end of active employment. For executives whose annual bonus is issued pursuant to the Incentive Compensation Plan (Band 95 and above executives), the pro-rated bonus could also be subject to reduction at the discretion of the Compensation and Benefits Committee based on Company performance. The amendment will be effective for severance agreements signed on or after September 1, 2013.

The foregoing summary of the amendment of the Plan is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached to this report as Exhibit 10.1, and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1	Second Amendment to the American Express Senior Executive Severance Plan (as amended and restated through January 1, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  July 25, 2013

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amendment to the American Express Senior Executive Severance Plan (as amended and restated through January 1, 2011).